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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Rockwell International Corporation, a Delaware corporation (the Company), hereby constitute WILLIAM J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and any amendments thereto; (2) Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, debt securities of the Company in an aggregate principal amount of up to $1,000,000,000 and any shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) (collectively, the Common Stock) issuable or deliverable upon conversion or exchange of any such debt securities that are convertible into or changeable for Common Stock; (3) any and all amendments (including supplements and post-effective amendments) to (a) the Registration Statement on Form S-8 registering securities to be sold under the Company's 1995 Long-Term Incentives Plan and 1988 Long-Term Incentives Plan (Registration No. 333-17055); (b) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's Savings Plan, as amended, the Company's Retirement Savings Plan for Certain Employees, as amended, the Reliance Electric Company Savings and Investment Plan, as amended, the Allen-Bradley Company Savings and Investment Plan for Salaried Employees, as amended, and the Allen-Bradley Company Savings and Investment Plan for Hourly Employees, as amended (Registration No. 333-17031); and (c) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Allen-Bradley Company Savings and Investment Plan for Represented Hourly Employees (Registration No. 333-17405); and (4) any and all amendments (including post-effective amendments) and supplements to the Registration Statement on Form S-3 (Registration No. 333-24685) registering (a) certain shares of Common Stock, par value $1 per share (the Securities), of the Company acquired or which may be acquired by permitted transferees upon the exercise of transferable options assigned or to be assigned to them by certain participants in the Company's 1988 Long-Term Incentives Plan in accordance with that Plan and (b) the offer and resale by any such permitted transferee who may be deemed to be an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Securities so acquired or which may be acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option.

         Signature                       Title                     Date
         ---------                       -----                     ----

/s/  DONALD R. BEALL               Chairman of the Board      December 3, 1997
----------------------------       and Director
      (Donald R. Beall)



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/s/   DON H. DAVIS, JR.            President and Chief Executive
------------------------------     Officer (principal executive
     (Don H. Davis, Jr.)           officer) and Director      December 3, 1997


/s/  LEW ALLEN, JR.                Director                   December 3, 1997
------------------------------
     (Lew Allen, Jr.)


/s/  GEORGE L. ARGYROS             Director                   December 3, 1997
------------------------------
     (George L. Argyros)


/s/  RICHARD M. BRESSLER           Director                   December 3, 1997
------------------------------
     (Richard M. Bressler)


/s/  JUDITH L. ESTRIN              Director                   December 3, 1997
------------------------------
     (Judith L. Estrin)


/s/  WILLIAM H. GRAY, III          Director                   December 5, 1997
------------------------------
     (William H. Gray, III)


/s/  J. CLAYBURN La FORCE, JR.     Director                   December 3, 1997
------------------------------
(J. Clayburn La Force, Jr.)


/s/  WILLIAM T. McCORMICK, JR.     Director                   December 3, 1997
------------------------------
(William T. McCormick, Jr.)


/s/  JOHN D. NICHOLS               Director                   December 3, 1997
------------------------------
     (John D. Nichols)


/s/  BRUCE M. ROCKWELL             Director                   December 3, 1997
------------------------------
     (Bruce M. Rockwell)


/s/  WILLIAM S. SNEATH             Director                   December 3, 1997
------------------------------
     (William S. Sneath)



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/s/  JOSEPH F. TOOT, JR.           Director                   December 3, 1997
------------------------------
   (Joseph F. Toot, Jr.)

/s/  W. MICHAEL BARNES             Senior Vice President,     December 3, 1997
------------------------------     Finance and Planning, and
    (W. Michael Barnes)            Chief Financial Officer
                                   (principal financial officer)

/s/  WILLIAM E. SANDERS            Vice President and         December 3, 1997
------------------------------     Controller (principal
    (William E. Sanders)           accounting officer)